Exhibit 99a

CONTACTS: Media Inquiries

Lin Cummins

(248) 435-7112

linda.cummins@arvinmeritor.com

Investor Inquiries

Terry Huch

(248) 435-9426

terry.huch@arvinmeritor.com

ArvinMeritor Reports Third-Quarter 2007 Results

TROY, Mich. (July 30, 2007) — ArvinMeritor, Inc. (NYSE: ARM) today reported financial results for its third quarter ended June 30, 2007.

Third-Quarter Fiscal Year 2007 Highlights

•	Sales from continuing operations of $1.7 billion – 4 percent lower than the same period last year.
•	Net loss from continuing operations on a GAAP basis was $4 million, or $0.06 per diluted share, reflecting the impact of ongoing restructuring programs.
•	Diluted earnings per share of $0.25 from continuing operations, before special items.
•	Continued year-over-year margin improvement in Light Vehicle Systems (LVS) business.
•	Commercial Vehicle Systems (CVS) profitable in the trough of the North American Class 8 downturn.
•	Performance Plus on track to achieve targets.
•	Fiscal year 2007 diluted earnings per share guidance, before special items, revised to $0.75 to $0.80 from the previous range of $0.70 to $0.80.
•	Free cash flow guidance reduced to a range of $50 million to $100 million outflow, compared to the previous guidance of $50 million to $100 million inflow.

“As we continue to work our way through a challenging operating environment, we are making solid progress in implementing our strategic initiatives,” said Chairman, CEO and President Chip McClure. “As a result of the restructuring activities underway at ArvinMeritor and a focus on improving our operational performance, our CVS business maintained respectable margins despite the decline in the North American heavy truck market, and we saw continued margin improvement in our LVS business.”

McClure continued, “Also during the quarter, we moved forward with plans to optimize our manufacturing footprint, announced new military contracts, and entered into a significant joint venture with Chery Motors in China. Although we continue to face the challenges we anticipated, we are taking the necessary actions to manage through the rough seas while competitively positioning ourselves for 2008 and 2009.”

Fiscal Year 2007 Third-Quarter Results

For the third quarter of fiscal year 2007, ArvinMeritor posted sales of $1.7 billion, a 4-percent decrease from the same period last year. The primary factor that drove this decrease was the downturn in the North American Class 8 market, partially offset by strong Western Europe and Asia Pacific volumes.

Operating income in the third quarter of 2007, before special items, was $45 million, down 31 percent, compared to $65 million in the prior year’s third quarter. EBITDA, before special items, was $85 million, down $16 million from the same period last year, reflecting lower commercial vehicle sales volume in North America.

Income from continuing operations, excluding special items, was $18 million, or $0.25 per diluted share, compared to $31 million, or $0.44 per diluted share, a year ago. Special items primarily included restructuring charges and totaled $22 million net of related tax benefits.

For the third quarter of fiscal year 2007, ArvinMeritor reported negative free cash flow of $156 million. Free cash flow was a positive $155 million in the third quarter of fiscal year 2006. The decline in free cash flow reflects increases in working capital of discontinued operations prior to the sale of the Emissions Technologies business group, a portion of which will be recovered in post-closing purchase price adjustments. Also contributing to the negative free cash flow was increases in working capital outside of North America, resulting from the strong commercial vehicle volumes in Western Europe and Asia Pacific.

Third-Quarter Performance Plus Accomplishments

As previously announced, ArvinMeritor expects restructuring and cost reductions resulting from its Performance Plus initiatives to generate $150 million in savings by 2009. The company remains on track to achieve that goal. Accomplishments this quarter include:

•

Achieved growth in specialty business through contracts with International Military and Government, LLC, a wholly owned subsidiary of International Truck & Engine Corporation, and Armor Holdings, which represent 58 percent of the total Mine Resistant Ambush Protected Vehicles (MRAP) business awarded to date.

•

Entered into significant joint venture with Chery Motors in China to produce light vehicle chassis products in Wuhu, China, which the company expects to represent $150 million of business by 2010 when related door and wheel businesses launch.

•	Announced the closure of three plants in Brussels, Belgium; Frankfurt, Germany; and St. Thomas, Ontario, Canada.
•	Implementing lean manufacturing across the company to build a stronger culture of operational excellence.

Fourth-Quarter and Full-Year 2007 Outlook

The company’s fiscal year 2007 outlook for light vehicle production in North America is 15.1 million vehicles, down from 15.3 million vehicles in the previous forecast, and 16.5 million vehicles in Western Europe, up from the company’s prior forecast of 16.1 million vehicles.

The outlook for North American Class 8 truck production is 238,000 units in fiscal year 2007, up from 224,000 units in the previous forecast. The company’s fiscal year 2007 forecast for medium and heavy truck production in Western Europe is 510,000 units, up from 475,000 units in the previous forecast.

The company now expects sales from continuing operations in fiscal year 2007 to be in the range of $6.2 to $6.3 billion, up from $6.0 to $6.2 billion, and is narrowing its outlook for full-year earnings per share from continuing operations to be in the range of

$0.75 to $0.80. This guidance excludes gains or losses on divestitures, restructuring costs, and other special items, including potential extended customer shutdowns or production interruptions.

In addition, free cash flow guidance is being lowered for fiscal year 2007 to a range of $50 million to $100 million outflow, due to working capital increases outside of North America driven by higher commercial vehicle volumes and the use of cash by the Emissions Technologies business prior to sale.

“Although we anticipated that the third fiscal quarter of 2007 would be a challenge, we were pleased to report positive results of $0.25 per share, before special items,” said McClure. “Going forward, we will build on the strength of our global leadership team and the Performance Plus initiatives we are implementing to continually improve shareowner value.”

About ArvinMeritor

ArvinMeritor, Inc. is a premier global supplier of a broad range of integrated systems, modules and components to the motor vehicle industry. The company serves light vehicle, commercial truck, trailer and specialty original equipment manufacturers and certain aftermarkets. Headquartered in Troy, Mich., ArvinMeritor employs approximately 19,000 people in 25 countries. ArvinMeritor common stock is traded on the New York Stock Exchange under the ticker symbol ARM. For more information, visit the company's Web site at: http://www.arvinmeritor.com/ .

Forward-Looking Statements

All earnings per share amounts are on a diluted basis. The company's fiscal year ends on the Sunday nearest Sept. 30, and its fiscal quarters end on the Sundays nearest Dec. 31, March 31 and June 30. All year and quarter references relate to the company's fiscal year and fiscal quarters, unless otherwise stated.

This press release contains statements relating to future results of the company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to global economic and market cycles and conditions; the demand for commercial, specialty and light vehicles for which the company supplies products; risks inherent in operating abroad (including foreign currency exchange rates and potential disruption of production and supply due to terrorist attacks or acts of aggression); availability and cost of raw materials, including steel; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers; labor relations of the company, its suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of the company’s suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; successful integration of acquired or merged businesses; the ability to achieve the expected annual savings and synergies from past and future business combinations and the ability to achieve the expected benefits of restructuring actions; success and timing of potential divestitures; potential impairment of long-lived assets, including goodwill; competitive product and pricing pressures; the amount of the company’s debt; the ability of the company to continue to comply with covenants in its financing agreements; the ability of the company to access capital markets; credit ratings of the company’s debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; rising costs of pension and other post-retirement benefits and possible changes in pension and other accounting rules; as well as other risks and uncertainties, including but not limited to those detailed from time to time in filings of the company with the SEC. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Non-GAAP Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included throughout this press release, the company has provided information regarding income from continuing operations, diluted earnings per share and operating income before special items, which are non-GAAP financial measures. These non-GAAP measures are defined as reported income or loss from continuing operations, reported diluted earnings or loss per share, and operating income or loss plus or minus special items. Other non-GAAP financial measures include “free cash flow.” Free cash flow represents net cash provided by operating activities, less capital expenditures.

Management believes that the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the company's financial position and results of operations. In particular, management believes that free cash flow is useful in analyzing the company’s ability to service and repay its debt. Further, management uses these non-GAAP measures for planning and forecasting in future periods.

These non-GAAP measures should not be considered a substitute for the reported results prepared in accordance with GAAP. Free cash flow should not be considered a substitute for cash provided by operating activities, or other balance sheet or cash flow statement data prepared in accordance with GAAP, or as a measure of financial position or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt or cash received from the divestitures of businesses or sales of other assets and thus does not reflect funds available for investment or other discretionary uses. These non-GAAP financial measures, as determined and presented by the company, may not be comparable to related or similarly titled measures reported by other companies.

Set forth on the following pages are reconciliations of these non-GAAP financial measures, if applicable, to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Third-Quarter Results Conference Call

The company will host a telephone conference call and Web cast to discuss the company’s third quarter 2007 financial results on Monday, July 30, 2007, at 9:00 a.m. (ET). To participate, call (866) 223-0615 ten minutes prior to the start of the call. Please reference participant Passcode 5629035 when dialing in. Investors can also listen to the conference call in real time — or for 90 days by recording — by visiting www.arvinmeritor.com.

A replay of the call will be available from 11 a.m. on July 30 to 11:59 p.m. on August 5 by calling (866) 247-4222. Please refer to Passcode 5629035#.

To access the Web cast, visit the ArvinMeritor Web site at http://www.arvinmeritor.com/ and click on the Web cast link on either the home page or investor page.

ARVINMERITOR, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited, in millions, except per share amounts)

	Quarter Ended		Nine Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Sales	$1,662	$1,735	$4,857	$4,828
Cost of sales	(1,526)	(1,618)	(4,474)	(4,442)
GROSS MARGIN	136	117	383	386
Selling, general, and administrative	(93)	(95)	(265)	(262)
Restructuring costs	(24)	(1)	(61)	(10)
Other income	—	3	12	23
OPERATING INCOME	19	24	69	137
Equity in earnings of affiliates	10	10	24	23
Interest expense, net	(27)	(28)	(88)	(103)
INCOME BEFORE INCOME TAXES	2	6	5	57
Income tax benefit (expense)	(1)	2	(2)	16
Minority interests	(5)	(4)	(10)	(11)
Income (loss) from continuing operations	(4)	4	(7)	62
Income (loss) from discontinued operations	(66)	16	(150)	37

NET INCOME (LOSS)	$(70)	$20	$(157)	$99

DILUTED EARNINGS (LOSS) PER SHARE
Continuing operations	$(0.06)	$0.06	$(0.10)	$0.89
Discontinued operations	(0.93)	0.23	(2.14)	0.53
Diluted earnings (loss) per share	$(0.99)	$0.29	$(2.24)	$1.42

Diluted shares outstanding	70.8	70.1	70.1	69.9

Note: Amounts for the three and nine months ended June 30, 2006 have been restated for discontinued operations.

ARVINMERITOR, INC.

CONSOLIDATED BUSINESS SEGMENT INFORMATION

(In millions)

	Quarter Ended		Nine Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Sales:
Light Vehicle Systems	$613	$609	$1,687	$1,731
Commercial Vehicle Systems	1,049	1,126	3,170	3,097
Total Sales	$1,662	$1,735	$4,857	$4,828

Segment EBITDA:
Light Vehicle Systems	$12	$28	$34	$46
Commercial Vehicle Systems	63	41	186	219
Total Segment EBITDA	75	69	220	265
Unallocated Costs	(7)	(2)	(8)	(4)
ET Corporate Allocations	(9)	(7)	(27)	(21)
Total EBITDA	59	60	185	240
Loss on Sale of Receivables	(3)	—	(6)	—
Depreciation and Amortization	(32)	(30)	(96)	(91)
Interest Expense, Net and Other	(27)	(28)	(88)	(103)
Benefit (Provision) for Income Taxes	(1)	2	(2)	16
Income (Loss) From Continuing Operations	$(4)	$4	$(7)	$62

Note: Amounts for the three and nine months ended June 30, 2006 have been restated for discontinued operations.

ARVINMERITOR, INC.

SUMMARY CONSOLIDATED BALANCE SHEET

(In millions)

	June 30,	September 30,
	2007	2006
ASSETS	(Unaudited)
Cash and cash equivalents	$284	$350
Receivables, net	1,388	1,098
Inventories	506	488
Other current assets	246	248
Assets of discontinued operations	130	1,206
Net property	708	719
Goodwill	514	503
Other assets	1,006	896
TOTAL ASSETS	$4,782	$5,508

LIABILITIES AND SHAREOWNERS’ EQUITY
Short-term debt	$108	$56
Accounts payable	1,191	1,106
Other current liabilities	709	706
Liabilities of discontinued operations	59	712
Long-term debt	1,118	1,174
Retirement benefits	473	487
Other liabilities	224	259
Minority interests	77	64
Shareowners’ equity	823	944
TOTAL LIABILITIES AND SHAREOWNERS’ EQUITY	$4,782	$5,508

 Note: Amounts at September 30, 2006 have been restated for discontinued operations.

ARVINMERITOR, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

	Nine Months Ended
	June 30,
	2007	2006
	(Unaudited)
OPERATING ACTIVITIES
Income (loss) from continuing operations	$(7)	$62
Adjustments to income (loss) from continuing operations
Depreciation and amortization	96	91
Restructuring costs, net of payments	38	(17)
Adjustment of impairment reserves	(10)	—
Gain on divestitures	(2)	(28)
Loss on debt extinguishment	6	9
Pension and retiree medical expense	99	102
Other adjustments to income (loss) from continuing operations	6	7
Pension and retiree medical contributions	(182)	(79)
Changes in receivable securitization and factoring	115	105
Changes in assets and liabilities	(231)	(48)
Cash flows provided by (used for) continuing operations	(72)	204
Cash flows provided by (used for) discontinued operations	(118)	108
CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES	(190)	312

INVESTING ACTIVITIES
Capital expenditures	(72)	(77)
Proceeds from dispositions of property and businesses	11	44
Other investing activities	3	(13)
Net investing cash flows provided by (used for) discontinued operations	177	174
CASH PROVIDED BY INVESTING ACTIVITIES	119	128

FINANCING ACTIVITIES
Change in U.S. accounts receivable securitization program	49	(66)
Debt issuance	200	470
Debt buy back	(249)	(603)
Payments on lines of credit and other, net	—	(14)
Net change in debt	—	(213)
Costs associated with debt extinguishment and issuance	(10)	(28)
Proceeds from exercise of stock options	21	1
Cash dividends	(21)	(21)
Other financing activities	(1)	—
Net financing cash flows provided by discontinued operations	—	(3)
CASH USED FOR FINANCING ACTIVITIES	(11)	(264)

IMPACT OF CURRENCY ON CASH AND CASH EQUIVALENTS	16	2

CHANGE IN CASH AND CASH EQUIVALENTS	(66)	178
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	350	187
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$284	$365

Note: Amounts for the nine months ended June 30, 2006 have been restated for discontinued operations.

ARVINMERITOR, INC.

SELECTED FINANCIAL INFORMATION - RECONCILIATION

Non-GAAP

(Unaudited, in millions, except for per share amounts)

(in millions, except per share amounts)	Q3 FY 07 Reported	Product Disruptions	Restructuring	Income Taxes	Q3 FY 07 Before Special Items
Sales	$1,662	$—	$—	$—	$1,662
Gross Margin	136	2	—	—	138
Operating Income	19	2	24	—	45
Income from Continuing Operations	(4)	1	15	6	18
Diluted Earnings Per Share - Continuing Operations	$(0.06)	$0.02	$0.21	$0.08	$0.25

Segment EBITDA
Light Vehicle Systems	$12	$2	$17	$—	$31
Commercial Vehicle Systems	63	—	2	$—	65
Total Segment EBITDA	$75	$2	$19	$—	$96

Segment EBITDA Margins
Light Vehicle Systems (1)	2.0%				4.9%
Commercial Vehicle Systems	6.0%				6.2%
Total Segment EBITDA Margins	4.5%				5.8%

(1) LVS margins before special items are adjusted to reflect the impact of reduced volumes in our Brussels operation.

ARVINMERITOR, INC.

SELECTED FINANCIAL INFORMATION - RECONCILIATION

Non-GAAP

(Unaudited, in millions, except for per share amounts)

(in millions, except per share amounts)	Q3 FY 06 Reported	Gain on Liquidation	Restructuring	Tilbury Work Stoppage	Income Taxes	Q3 FY 06 BeforeSpecial Items
Sales	$1,735	$—	$—	$—	$—	$1,735
Gross Margin	117	—	—	45	—	162
Operating Income	24	(5)	1	45	—	65
Income from Continuing Operations	4	(3)	1	28	1	31
Diluted Earnings Per Share - Continuing Operations	$0.06	$(0.04)	$0.01	$0.40	$0.01	$0.44

Segment EBITDA
Light Vehicle Systems	$28	$(5)	$—	$—	$—	$23
Commercial Vehicle Systems	41	—	1	45	$—	87
Total Segment EBITDA	$69	$(5)	$1	$45	$—	$110

Segment EBITDA Margins
Light Vehicle Systems	4.6%					3.8%
Commercial Vehicle Systems	3.6%					7.7%
Total Segment EBITDA Margins	4.0%					6.3%

ARVINMERITOR, INC.

EBITDA BEFORE SPECIAL ITEMS RECONCILIATION

Non-GAAP

(Unaudited, in millions, except for per share amounts)

	Quarter Ended
	June 30,
	2007	2006
Total EBITDA - Before Special Items	$85	$101
Restructuring Costs	(24)	(1)
Product Disruptions	(2)	(45)
Gain on Divestitures	—	5
Loss on Sale of Receivables	(3)	—
Depreciation and Amortization	(32)	(30)
Interest Expense, Net	(27)	(28)
Benefit (Provision) for Income Taxes	(1)	2
Income (Loss) From Continuing Operations	$(4)	$4

ARVINMERITOR, INC.

FREE CASH FLOW - RECONCILIATION

Non-GAAP

(Unaudited, in millions)

	Three Months Ended
	June 30,
	2007	2006
Cash provided by (used for) operating activities	$(127)	$186
Less: Capital expenditures (1)	(29)	(31)
Free cash flow	$(156)	$155

(1) Includes capital expenditures of discontinued operations.